Exhibit 2
June 27, 2008
Mr. David Salanic
Fir Tree Inc.
Dear Mr. Salanic:
This letter agreement between Fir Tree Value Master Fund, L.P. and Fir Tree Capital Opportunity Master Fund, L.P. (collectively, the “Warrantholder”) and ChinaCast Education Corporation (the “Company”) sets forth the understanding between the parties in connection with the exercise by the Warrantholder of 3,007,200 warrants (the “Warrants”) currently held by the Warrantholder.
Pursuant to Section 3.1 of the Warrant Agreement dated on or about March 17, 2004 (the “Warrant Agreement”), the Company hereby agrees to reduce the Warrant Price (as defined in the Warrant Agreement) for the Warrantholder from $5.00 per share to $4.25 per share. In connection with this reduction of the Warrant Price, the Warrantholder hereby elects to exercise all of the Warrants, and to purchase the shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) issuable upon the exercise of such Warrants (the “Warrant Shares”).
Further, pursuant to Section 3.3.1 of the Warrant Agreement, in connection with the exercise of the Warrants, upon exercise hereof, the Warrantholder shall execute the attached Subscription Form and submit it to the Warrant Agent and shall pay, in full to the Company, the Warrant Price, as hereby reduced, in cash, certified check or wire transfer, for each share of Common Stock as to which the Warrant is exercised.
In further consideration for the Warrantholder exercising the Warrants in full and in consideration for the value of the Warrants, upon such exercise and payment in full of the Warrant Price, the Company hereby agrees to the following:
(a) The Company shall issue to the Warrantholder 459,925 shares of Common Stock (the “Additional Shares”), which was determined by the following formula:
Warrants exercised by the Warrantholder x 0.65
$4.25

(b) Reasonably promptly following receipt of a written request from the Warrantholder, the Company shall cause one person designated by the Warrantholder (the “Warrantholder Designee”) to be elected or appointed to the board of directors of the Company, subject to such Warrantholder Designee being a person that the Company’s board of directors reasonably determines meets applicable legal, regulatory and governance requirements and who at all times complies with the policies and procedures of the Company that are applicable to all of its directors (a “Suitable Person”), and shall cause the Warrantholder Designee to be appointed to serve on the compensation committee of the board of directors. Until such time as the Warrantholder ceases to own at least 10% of the outstanding Common Stock (the “Trigger Event”), the Company shall:
(i) not increase the number of directors comprising its board of directors beyond seven persons unless it increases the number of Warrantholder Designees proportionately in a ratio of 1 to 5 (rounded to the nearest whole number) (for example, if the number of directors is increased to 8, the number of Warrantholder Designees would increase to 2 and if the number of directors is increased to 13, the number of Warrantholder Designees would increase to 3)
(ii) use best efforts to cause the re-election of the Warrantholder Designee at each annual meeting of the Company’s stockholders at which such person’s term expires;
(iii) not increase the number of directors appointed to the compensation committee beyond three persons unless it increases the number of Warrantholder Designees appointed to such committee proportionately; and
(iv) use best efforts to cause the re-appointment of a Warrantholder Designee when such person’s term expires.
If the Warrantholder Designee shall cease to serve as a director or on the compensation committee for any reason the Company’s board of directors will use its reasonable efforts to take all action required to fill the vacancy resulting therefrom with a person designated by the Warrantholder, subject to any such replacement designee being a Suitable Person. From and after the occurrence of the Trigger Event, the Warrantholder shall, if requested by the Company’s board of directors, use its reasonable efforts to cause the Warrantholder Designee then serving on the board of directors and/or the compensation committee to offer his or her resignation from the board of directors and/or the compensation committee as soon as reasonably practicable and shall take all such other action necessary, or reasonably requested by the Company, to cause the prompt removal of such person from the board of directors and/or the compensation committee.
(c) Within 15 days following the date hereof, the Company shall execute and deliver to the Warrantholder a registration rights agreement, in form and substance satisfactory to the Warrantholder and the Company, pursuant to which the Company will provide certain registration rights covering all of the shares (however acquired) of Common Stock owned by the Warrantholder or its affiliated funds, substantially similar to the registration rights provided under the Company’s Registration Rights Agreement dated on or about March 17, 2004.
The Warrantholder represents that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”). The Warrantholder represents that the Additional Shares are purchased for its own account, for investment and not for distribution except pursuant to an effective registration statement or a transfer exempt from registration under the Act.

The Warrantholder consents to the placement of a legend on any certificate or other document evidencing the Additional Shares stating that they have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof. Each certificate evidencing the Additional Shares shall bear the legends set forth below, or legends substantially equivalent thereto, together with any other legends that may be required by federal or state securities laws at the time of the issuance of the Additional Shares:
THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) REGISTERED UNDER THE ACT OR (II) (A) THE ISSUER OF THE SHARES (THE “ISSUER”) HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT AND (B) THE TRANSFEREE IS REASONABLY ACCEPTABLE TO THE ISSUER.
Unless otherwise set forth herein, all terms shall have the meaning ascribed to them in the Warrant Agreement.
Except as expressly set forth in this letter agreement, all of the terms of the Warrant Agreement shall remain unchanged and in full force and effect.
The parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the internal laws of the State of New York.
This letter agreement may be signed in counterparts, which may be delivered by facsimile or other electronic transmission (which delivery shall not affect the validity of such counterparts).
Very truly yours,
CHINACAST EDUCATION CORPORATION

By:	/s/ Ron Chan

	Name:	Ron Chan
	Title:	CEO

Accepted and agreed to as of the date first above written:

FIR TREE VALUE MASTER FUND, L.P.

By:	/s/ Brian Meyer

	Name:	Brian Meyer
	Title:	Authorized Person

FIR TREE CAPITAL OPPORTUNITY MASTER FUND, L.P.

By:	/s/ Brian Meyer

	Name:	Brian Meyer
	Title:	Authorized Person

SUBSCRIPTION FORM
To Be Executed by the Registered Holder in Order to Exercise Warrants
The undersigned Registered Holder irrevocably elects to exercise           Warrants represented by this Warrant Certificate, and to purchase the shares of common stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:	(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)